EXHIBIT 10.5

MASTER JOINT VENTURE AGREEMENT

between

THE MAYE INTERNATIONAL GROUP S.A.R.L.
(DRC)

and

INSTADOSE PHARMA CORP.

February 11, 2019

MASTER JOINT VENTURE AGREEMENT

DATED the 11th day of February, 2019.

B E T W E N

THE MAYE INTERNATIONAL GROUP S.A.R.L.

(hereinafter referred to as "**TMIG**")

-and-

INSTADOSE PHARMA CORP.

(hereinafter referred to as "**Instadose Pharma**")

WITNESSETH:

WHEREAS TMIG is a company incorporated under Congolese law and registered with the RCCM under No. CD/KNG/RCCM/18-B-01367, NAT. I.D. 01-000- N37020C C. TMIG possesses significant resources and expertise in, among other things, the large-scale farming, processing, and exportation of Medicinal Plants and Medicinal Plant Derivatives. TMIG is legally controlled by Grant, F. Sanders, Chief Executive Officer of Instadose Pharma.

AND WHEREAS TMIG is the holder of the Medicinal Plant Rights granted to it by the Republic under, among other agreements, the memorandum of understanding dated on or about October 26, 2018 attached hereto as Schedule "A" (the "**MoU**") and the joint venture agreement dated on or about January 5, 2019 attached hereto as Schedule "B" (the "**DRC JV Agreement**").

AND WHEREAS Instadose Pharma is a Canadian company incorporated under the *Business Corporations Act* (British Columbia) bearing registration number BC1126531. Instadose Pharma possesses significant resources and expertise in Medicinal Plant-based EU-GMP oil extraction and processing as well as financial management, banking, and the procuring of international supply agreements for the export and sale of Medicinal Plant-based oils such as, but not limited to, CBD Oil.

AND WHEREAS Instadose Pharma and TMIG have agreed to a plan of joint venture that would see TMIG utilize the Medicinal Plant Rights to export Medicinal Plants and/or Medicinal Plant Derivatives from the DRC to Instadose Pharma's EU-GMP licensed processing and storage facilities around the world (each, an "**EU-GMP Licensed Facility**"). Once delivered to an EU-GMP Licensed Facility, the Medicinal Plants and/or Medicinal Plant Derivatives would be utilized for the processing of CBD Oil which would then be exported and sold into Instadose Pharma's international CBD Oil buying network (the "**TMIG JV**").

AND WHEREAS Instadose Pharma and TMIG wish to enter into this joint venture agreement (the "**Agreement**") for the purposes of setting forth their mutual understanding with respect to the TMIG JV.

NOW, THEREFORE, for due consideration, the receipt of which is hereby acknowledged, each of Instadose Pharma and TMIG agree as follows:

1. <u>**Recitals and Definitions**</u>.

(a) The foregoing Recitals are hereby incorporated by reference and made a part of this Agreement.

(b) For the purposes of this Agreement, the following terms have the respective meanings:

(i) "**Business Day**" means a normal business day, excluding weekends and statutory holidays.

(ii) "**CBD Oil**" means oil extracted from Medicinal Plants and used as in input in the manufacture of pharmaceutical products capable of treating and/or curing pain, illness, and diseases.

(iii) "**Constitution**" means the constitution of the DRC.

(iv) "**DRC**" means The Democratic Republic of the Congo.

(v) "**Existing Legal Framework**" means the Constitution and the Laws of the DRC, in each case as in effect on the Effective Date.

(vi) "**Expropriation**" means the condemnation, nationalization, seizure, requisition or expropriation by the Republic or any Responsible Authority of: (a) all or part of the lands provided to TMIG under the MoU or DRC JV Agreement for growing Medicinal Plants in the DRC or, (b) the Medicinal Plant Rights.

(vii) **Financial Statements**" means a detailed report containing Instadose Pharma's financial results with respect to operations (namely, a balance sheet and income statement).

(viii) "**Force Majeure**" shall mean any event, other than a Political Event, beyond the reasonable control of either Party, the occurrence of which could not have been reasonably foreseen at the Effective Date, including, but not limited to, war whether declared or not, revolution, riot, insurrection, strikes (including strikes by employees or sub- contractors), civil commotion, invasion, armed conflict, hostile act of a foreign enemy, blockade, embargo, act of terrorism, sabotage, civil disturbance, radiation, biological or chemical contamination, ionizing radiation, explosion, fire, epidemic, landslide, lightning, earthquake, volcanic eruption, other natural disaster or calamity of any kind and any other

similar event.

(ix) "**Gross Revenue**" means the income or revenue generated from Instadose Pharma's processing and sale of CBD Oil.

(x) "**Gross Revenue Share**" means 50% of Gross Revenue to Instadose Pharma and 50% of Gross Revenue to TMIG.

(xi) "**IDP**" means Instadose Pharma Corp.

(xii) "**TMIG JV Year**" means each twelve (12) consecutive month period, commencing on the effective date of the DRC JV Agreement (the "**Effective Date**") and thereafter commencing on every twelve-month anniversary of the Effective Date.

(xiii) "**Laws**" means the common law, Legislation, and all judicial decisions and any notifications or other similar directives made pursuant thereto that have the force of law, issued by any executive, legislative, judicial or administrative entity in the DRC.

(xiv) "**Legislation**" means all applicable statutes, statutory instruments, by-laws, regulations, orders, rules, executive orders, treaties, directives, and codes of practice having the force of law in the DRC.

(xv) "**Loss**" or "**Losses**" means losses, damages, liabilities, claims, actions, proceedings, demands, costs, charges, or expenses of any nature.

(xvi) "**Medicinal Plant Rights**" means the right and license to grow, transport, store, process, package, and purchase Medicinal Plants and Medicinal Plant Derivatives for international export and sale.

(xvii) "**Medicinal Plant Derivatives**" for the purposes of this Agreement means predominantly dried cannabis and hemp flower as well as cannabis and hemp biomass.

(xviii) "**Medicinal Plants**" means plants, including, but not limited to, medicinal cannabis, whose oils and other derivatives when extracted from them, can serve as inputs to pharmaceutical production.

(xix) "**Party**" means either Instadose Pharma or TMIG individually and "**Parties**" means Instadose Pharma and TMIG collectively.

(xx) "**Political Event**" means (i) any change (whether by the introduction, modification or application of any Laws) in the Existing Legal Framework other than in accordance with this Agreement or with the prior written consent of TMIG, which change uniquely and materially affects the cannabis and cannabinoid oil sector in the DRC, including TMIG, and does not have general applicable in the DRC, (ii) any Expropriation, (iii) any revocation or other withdrawal of any Relevant Consent other than in

accordance with the terms of this Agreement or in accordance with the Existing Legal Framework, (iv) any failure of any Responsible Authority to grant, maintain, renew, or accept, any Relevant Consent other than in accordance with the Existing Legal Framework or in a manner consistent with any Relevant Consent or agreement relating thereto, in each case which materially and adversely changes the legal, economic, or commercial position of TMIG from what it was on the Effective Date or from what it is or what it would have been but for such action or failure to act.

(xxi) "**Relevant Consents**" means all consents, permits, clearances, authorizations, approvals, rulings, exemptions, registrations, filings, decisions, licenses, certificates required to be issued by or made with any Responsible Authority in connection with either Party's performance obligations under this Agreement.

(xxii) "**Republic**" means the Government of the DRC, acting directly or through its lawfully designated representatives.

(xxiii)"**Responsible Authority**" means legislature, any agency, local institution, department, inspectorate, minister, ministry, official or public or statutory person (whether autonomous or not) having jurisdiction over any or all of the Parties or the subject matter of this Agreement.

2. Exclusivity

(a) By entering into this TMIG JV, TMIG hereby appoints Instadose Pharma as its exclusive international joint venture partner for the monetizing of the Medicinal Plant Rights granted to TMIG by the Republic.

3. The TMIG JV.

(a) On the basis of the above Recitals, TMIG and Instadose Pharma hereby confirm, authorize, and approve, the TMIG JV.

(b) TMIG shall be responsible under the TMIG JV for each of the following throughout the Term:

(i) satisfying all of its legal obligations under the MoU and the DRC JV Agreement;

(ii) acquiring all licenses, permits, approvals, and consents necessary in the DRC to support and/or monetize the Medicinal Plant Rights;

(iii) ensuring continuous good standing of the Medicinal Plant Rights;

(iv) growing, transporting, storing, processing, packaging, and purchasing all Medicinal Plants and Medicinal Plant Derivatives in the DRC for export to

Instadose Pharma's EU-GMP Licensed Facilities for further processing into CBD Oil and sale;

(v) continued payment of all local DRC salaries and other required payments to TMIG personnel, agents, and representatives including, but not limited to, local DRC farmers;

(vi) continued payment of all applicable revenue and/or profit shares to the Republic, all as set forth under the MoU and/or the DRC JV Agreement; and

(vii) such other responsibilities as the Parties may agree to in writing from time to time.

(c) Instadose Pharma shall be responsible under the TMIG JV for each of the following throughout the Term:

(i) payment of all project financing cost obligations of TMIG set forth under the MoU;

(ii) constructing and/or acquiring EU-GMP Licensed Facilities (including all necessary extraction equipment) in multiple countries around the world whether by joint venture agreement with an existing local partner or other form of legal arrangement;

(iii) processing all CBD Oil at the EU-GMP Licensed Facilities;

(iv) soliciting supply agreements for CBD Oil from its international buying network;

(v) continued payment of all costs to export Medicinal Plants and Medicinal Plant Derivatives to Instadose Pharma's EU-GMP Licensed Facilities;

(vi) billing, collecting, depositing, and retaining all Gross Revenue and distributing to TMIG the Gross Revenue Share derived from the sale of CBD Oil as per this Section 3(c) of this Agreement; and

(vii) such other responsibilities as the Parties may agree to in writing from time to time.

4. <u>Distribution of the Gross Revenue Share</u>

(a) Gross Revenue generated by the TMIG JV shall be in both U.S. dollars and Euros.

(b) The Gross Revenue generated from the TMIG JV shall be split between the Parties in accordance with the Gross Revenue Share.

(c) Instadose Pharma shall collect all Gross Revenues generated from the sale of CBD Oil under the TMIG JV and make the following payments throughout each TMIG JV Year to TMIG:

(i) monthly payments in arrears by no later than the fifteenth (15th) day (the "**Payment Date**") of each month (unless the Payment Date falls on a weekend or statutory holiday in which case the Payment Date shall be the next Business Day) representing TMIG's Gross Revenue Share from the Gross Revenues collected and/or received by Instadose Pharma during the previous month from the sale of Medicinal Plant Derivative Products.

(d) All payments required to be made by Instadose Pharma to TMIG under this Section 4 shall be made by wire transfer as per direction by TMIG.

(e) It is the intent of the Parties that all operational expenses of the TMIG JV (excluding those set forth in Section 3(b)(vi)) are to be shared equally (the "**Expense Allocation Intention**"). At the end of each TMIG JV Year the Parties agree and undertake with one another to complete an overall expense evaluation for the said TMIG JV Year with any significant inconsistencies with the Expense Allocation Intention to be rectified between the Parties.

5. <u>Financial Reporting Requirements</u>

(a) The following financial reports shall be provided by Instadose Pharma to TMIG throughout the Term:

(i) by the thirtieth (30th) Business Day after the end of each calendar quarter during the Term, the Financial Statements during the preceding calendar quarter (and, in the case of the first such report, the period from the Effective Date to the end of the first calendar quarter after the Effective Date;

(ii) not later than three (3) calendar months after the end of each TMIG JV Year, three (3) copies of Instadose Pharma's complete audited Financial Statements for the previous TMIG JV Year (which are consistent with the books of accounts and prepared in accordance with IFRS and presented in U.S. dollars), together with an audit report thereon;

(iii) a copy of any management letter or other communication sent by Instadose Pharma's auditor (the "**Auditor**") to Instadose Pharma, or to its management in relation to Instadose Pharma's financial, accounting and other systems, management and accounts; and

(iv) an annual report by the Auditor certifying that, based on its said financial, accounting and other systems, management and accounts, Instadose Pharma was in compliance with its financial obligations in respect of this Agreement as at the end of the relevant TMIG JV Year or detailing any

non- compliance by Instadose Pharma therewith.

6. **Representations and Warranties of the Parties**

(a) Instadose Pharma hereby represents and warrants to TMIG that:

(i) it has the legal right and authority to enter into this Agreement and maintains the know-how and technical experience necessary to carry out all of its obligations to TMIG under this Agreement; and

(ii) it has not committed nor failed to commit, nor will it commit nor fail to commit in the future, any act the result of which would render TMIG in default of its legal obligations under the MoU or DRC JV Agreement.

(b) TMIG hereby represents and warrants to Instadose Pharma that:

(i) It has/or will have all of the Medicinal Plant Rights from the Republic necessary to operate the TMIG JV;

(ii) it has the legal right and authority to enter into this Agreement; and

(iii) it has not committed nor failed to commit, nor will it commit nor fail to commit in the future, any act the result of which would render TMIG in default of its legal obligations under the MoU or DRC JV Agreement.

7. **Term and Termination**

(a) This Agreement shall remain in full force and effect for a term of Twenty-Five (25) years (the "**Term**") and, contingent upon the renewal of the DRC JV Agreement, shall be renewable automatically for one additional Twenty-Five (25) year term or such other lesser or greater renewal term as may be established under the DRC JV Agreement.

(b) Notwithstanding Section 7(a) above, this Agreement may be terminated by either Party upon providing written notice to the other Party in the event that: (i) the DRC JV Agreement is terminated, or (ii) the other Party commits a breach or default in respect of any term or condition set forth in this Agreement (other than a breach or default caused by an event of Force Majeure), which breach or default has continued unremedied for Sixty (60) days or more after delivery of written notice of such breach or default by the non-breaching/defaulting Party to the breaching/defaulting Party.

(c) Instadose Pharma acknowledges that notwithstanding termination of DRC JV Agreement, TMIG may continue to remain legally obligated to perform certain activities under the DRC JV Agreement (the "**Post-Termination Obligations**") for a specified period of time. Notwithstanding termination of the DRC JV Agreement or this Agreement, Instadose Pharma agrees to continue to honor those obligations to TMIG under this Agreement that qualify as Post-Termination Obligations.

8. **Resolution of Disputes and Independent Expert**

(a) The Parties hereto will use their best efforts to settle amicably any disputes, controversy or claim arising out of or in connection with, or the breach, termination, invalidity or interpretation of, this Agreement (each, a "**Dispute**" for the purpose of this Section 8). In this connection, the Parties agree that their respective duly authorized representatives shall meet not less than once each calendar quarter during the Term for the purpose of attempting to settle by amicable agreement any and all Disputes then in existence between them. Any such settlement shall take effect only if reduced to writing and signed on behalf of the Parties.

(b) Subject to Sections 8(c) and 8(d), any Dispute which cannot be settled amicably within thirty (30) days after receipt by one Party of the other Party's written request to do so **may** be submitted by either Party to arbitration before an arbitral tribunal consisting of three (3) arbitrators applying the rules of the Republic under the UNCITRAL Arbitration Rules then in effect and conducted in the English language in London, England. The decision of any such arbitral tribunal shall be final, unappealable and binding on the Parties. The appointing authority shall be the International Chamber of Commerce (for the purposes of this Section 8, the "**ICC**") in accordance with the rules of the ICC as the appointing authority in UNCITRAL or other ad hoc arbitration proceedings then in effect.

(c) Subject to Sections 8(b) and 8(d), any Dispute which cannot be settled amicably within thirty (30) days after receipt by one Party of the other Party's written request to do so **may** be referred by either Party to an independent expert whose costs shall be borne equally by the Parties. In such event, the Party that declares to refer the Dispute to an independent expert or qualified mediator shall notify the other Party in writing of its decision whereupon the Parties shall endeavour in good faith to select the independent expert. If the Parties are not able to agree on an independent expert within thirty (30) days after receipt by the other Party of such notification, either Party may request that the independent expert be appointed by the ICC International Centre for Expertise in accordance with the provisions for the appointment as experts under the ICC Rules for Expertise then in effect. The decision of any independent expert appointed pursuant to this Section 8(c) shall be appealable to an arbitral tribunal appointed in accordance with the appointment procedures described in Section 8(b), unless the Parties have agreed in writing, prior to any such decision being rendered, that such decision shall be unappealable. In any event, the decision of any independent expert appointed pursuant to this Section 8(c) shall be appealable in the case of fraud or manifest error.

(d) Notwithstanding anything herein to the contrary, during the pendency of any Dispute and the resolution thereof, the Parties shall continue to operate the TMIG JV.

(e) This Section 8 shall survive the termination of this Agreement as necessary to resolve any Disputes arising out of, in connection with or relating to this Agreement and, notwithstanding any such termination, amounts owed under this Agreement by one Party to the other shall be paid in accordance with this Agreement.

9. Indemnification

(a) Subject to the other provisions of this Agreement, each Party agrees to indemnify and hold harmless the other Party from and against all Loss or Losses resulting from of any claim, action or proceeding arising from a breach of any of the express warranties made by one Party to the other Party in this Agreement. The indemnified Party shall promptly notify and consult the indemnifying Party regarding any claim or litigation to which the indemnities in this Agreement apply. In doing so, the indemnification provisions set forth in the DRC JV Agreement shall apply.

10. Miscellaneous Provisions.

(a) The invalidity or unenforceability of any term or provision of this Agreement will not affect the validity or enforceability of any other term or provision hereof. The headings in this Agreement are for convenience of reference only and will not alter or otherwise affect the meaning of this Agreement. This Agreement constitutes the entire agreement of the Parties regarding the specific subject matter hereof and supersede any and all prior understandings or agreements between or among any of the Parties with respect to such specific subject matter.

(b) All notices to any Party will be deemed to be sufficient only if contained in a written instrument delivered in person, delivery by recognized express courier, or overnight express delivery. All notices must have signature receipts executed to be valid. In each case the notice shall be addressed as set forth below such Party's signature below, or to such other address as may hereinafter be designated in writing by the recipient to the sender.

(c) The Parties hereby agree and undertake each to the other to execute, at the sole cost of the requesting Party, such further and other documents or assurances as may be necessary to give effect to the transaction contemplated hereby, and as may be reasonably required. This Agreement may not be amended, modified, or waived except by written instrument signed by the Parties. This Agreement shall be binding upon the Parties hereto and shall inure to the benefit of, and be binding on, each Party's respective successors and assigns.

(d) No Party shall be permitted to assign this Agreement or any rights provided to it hereunder in whole or in part without the prior written consent of the other Party hereto. Upon such an assignment, the assignee shall become a Party to this Agreement.

(e) The rights and obligations of the Parties under or pursuant to this Agreement shall be governed by and construed in accordance with the international laws of the Chamber of Commerce of Paris, without regard to any conflict of law principles or provisions thereof.

(f) This Agreement may be executed in counterparts, deliverable by facsimile or electronic transmission, and when so executed by all the parties hereto shall form a binding agreement between the Parties.

DATED as of the date first mentioned above.

THE MAYE INTERNATIONAL GROUP S.A.R.L.

Per: ______________________
Name: Gareth Wiggan
Title: Director

Address:

BLVD du 30 Juin No. 7639, Suite 63
Immeuble Serkas wa NDEKA
Kinshasa/Gombe, DR Congo

INSTADOSE PHARMA CORP.

Per: ______________________
Name: Grant F. Sanders
Title: President

Address:

5500 North Service Road, Suite 301
Burlington, Ontario L7L 6W6

Schedule "A"

The MoU

MEMORANDUM D'ENTENTE ENTRE LA REPUBLIQUE DEMOCRATIQUE DU CONGO ET LA SOCIETE THE MAYE INTERNATIONAL GROUP SARL

OCTOBRE 2018

LE MINISTERE DE L'AGRICULTURE

THE MAYE INTERNATIONAL GROUP SARL (T.M.I.G. SARL)

Le présent Mémorandum d'Entente est établi

ENTRE

Le Gouvernement de la République Démocratique du Congo, agissant aux fins du Présent **Mémorandum d'Entente, par Monsieur Georges KAZADI KABONGO, Ministre de l'Agriculture**, dont le bureau se trouve à Kinshasa, croisement des Avenues Batetela et Boulevard du 30 Juin, à Kinshasa/Gombe, ci-après dénommé République Démocratique du Congo (RDC) ;

ET

La Société **THE MAYE INTERNATIONAL GROUP SARL, (TMIG SARL)**, société de droit Congolais, enregistrée sous le RCCM N° CD/KNG/RCCM/18-B-01367 ; ID NAT 01-000-N37020C C, qui a son siège social au 4760; Avenue de la Gombe, Commune de la Gombe, à Kinshasa légalement représentée par **Monsieur SANDERS GRANT FERDINAND**, son Associé Majoritaire, ci-après dénommée TMIG SARL ;

PREAMBULE:

Considérant que depuis son accession à l'indépendance, la République Démocratique du Congo n'a jamais développé l'agriculture médicinale. Le pays est resté extraverti en ce qui concerne l'approvisionnement en produits pharmaceutiques.

Considérant que cette situation héritée de la colonisation n'a fait que contribuer à la fuite des capitaux bien que disposant suffisamment des potentialités, notamment les terres arables pour le développement de l'industrie agro-pharmaceutique.

Considérant les conséquences de celle-ci notamment : (i) l'amenuisement du pouvoir d'achat de la population, (ii) la présence des produits pharmaceutiques piratés non conformes sur le territoire national, (iii) l'accroissement du taux de morbidité et de mortalité de la population.

Considérant qu'en plus d'être connue comme un pays au scandale géologique, touristique et environnemental, la RDC est aussi un scandale de la biodiversité notamment en réservoir naturel des plantes médicinales à même d'être utilisées pour l'extraction des éléments actifs devant mener à la fabrication de divers médicaments, et contribuer ainsi à la promotion de l'industrie pharmaceutique du pays.

Considérant que les quatre-vingt millions de terres arables qui peuvent accélérer la promotion de l'agriculture médicinale et le développement de l'industrie pharmaceutique sont jusqu'à ce jour non exploitées. Et l'indépendance économique

tant recherchée dans tous les modèles économiques déployés par les gouvernants ne produisent pas les effets escomptés.

Considérant qu'avec une population qui devra atteindre le seuil de 160 millions à l'horizon 2030, selon le rapport de l'étude de la SOSAK menée en 2013, si aucune solution n'est envisagée, cette situation risquerait d'être critique.

Considérant que fort de cette situation, il faut, à l'instar des autres pays, mettre en place une politique de gestion de ce secteur vital pour la vie de la population, basée sur la suppression progressive de l'importation des médicaments et de certains produits pharmaceutiques pour privilégier et investir dans la production locale de ceux-ci.

Considérant que THE MAYE INTERNATIONAL GROUP SARL (TMIG SARL dont l'objet est le développement de la filière de l'industrie pharmaceutique, partant de la production de plantes médicinales, de la transformation et de la commercialisation des produits pharmaceutiques ;

Considérant l'Arrêté Ministériel n° 381/CAB/MIN/AGRI/2018 du 04 octobre 2018 accordant le Partenariat à la société TMIG SARL intervenant dans le secteur agricole et faisant office d'avis favorable au certificat d'enregistrement ci-dessus dénommé ;

Considérant que dans la gamme des plantes médicinales que la Société susvisée s'est donnée comme objectif de transformer en produits pharmaceutiques, TMIG Sarl a visé les espèces médicinales culturales alimentaires à grande vertu dont notamment le cannabis sativa qui vise notamment (i) le développement de l'agriculture médicinale partant, la promotion de l'industrie agro-pharmaceutique ;(ii) l'amélioration de l'état de santé de populations ; (iii) le garantissement du développement économique du pays par l'exportation des matières premières des produits pharmaceutiques;

Considérant qu'au regard de la législation de la République Démocratique du Congo, la culture de cette plante requiert les autorisations préalables des institutions compétentes du pays ;

Considérant la lettre d'intention (motivation) de la Société TMIG SARL du 26 septembre 208 sur le développement d'une Industrie Agro-pharmaceutique en République Démocratique du Congo ;

Considérant que TMIG SARL se propose d'effectuer en RDC des investissements agro-pharmaceutiques en exclusivité pour la production notamment de l'huile CBD à la base de toute la chaine de fabrication des différents médicaments de grande importance au monde afin de faire de ce pays, le leader au monde dans ce secteur.

Considérant les conclusions de la réunion technique du 26 octobre 2018, regroupant les Experts des Ministères de l'Agriculture, de la Santé Publique, de

l'Industrie et de la Recherche Scientifique, sur la culture de cannabis à usage médicinale et scientifique en République Démocratique du Congo ;

DE CE QUI PRECEDE, IL A ÉTÉ CONVENU CE QUI SUIT:

Article 1 : De l'objet

Le présent Mémorandum d'Entente a pour objet de fixer les principes devant guider les deux actes juridiques futurs : l'autorisation de culture de la plante de cannabis à des fins médicinales et le contrat de collaboration (joint-venture) et ce, dans le respect des conditions définies ci-dessous.

Article 2 : De la portée de l'autorisation à accorder à la Société TMIG Sarl

Le Ministre de l'Agriculture accepte, sur pied des dispositions pertinentes de l'Ordonnance-loi n° 72-046 du 14 Septembre 1972 sur l'exercice de la pharmacie et de l'Ordonnance n°72-359 du 14 Septembre 1972 portant mesures d'exécution de l'Ordonnance-loi précitée, de délivrer une autorisation pour la culture de cannabis exclusivement destinée à des fins médicinales et scientifiques par la Société TMIG Sarl.

Article 3 : De la spécificité du cannabis médical objet de l'autorisation

La transformation du cannabis en médicaments est le résultat de la recherche scientifique actuelle menée au Canada. Celle-ci consiste à extraire l'huile CBD de vertu purement médicale partant de l'élimination de ses molécules de type THC par un procédé hautement scientifique, pour la fabrication d'une gamme variée des produits pharmaceutiques de première nécessité pour la lutte contre les maladies tant endémiques qu'épidémiques qui menacent le monde entier.

Article 4 : De l'objet du Contrat de droit privé entre l'Etat congolais et la Société TMIG Sarl

Le Ministre de l'Agriculture accepte de s'engager à mettre à la disposition de la Société qui fait la demande, des terres arables en fonction de chaque espèce culturale, d'une superficie d'au moins dix mille (10.000) hectares à travers l'étendue du territoire national avec pour priorité l'hinterland des Provinces Ville de Kinshasa, du Kongo-Central, du Kwilu et de Kwango qui constituent la zone pilote. Les modalités de mises à la disposition de ces terres seront discutées de commun accord et coulées dans ledit contrat.

Article 5 : De l'Aire d'activités

L'exploitation agricole se fera sur toute l'étendue du territoire nationale en tenant compte des exigences relatives à la disponibilité des terres au moins dix mille (10.000) hectares par le Gouvernement congolais et aux contraintes climatiques des espèces retenues;

Quant à l'usine de transformation, elle sera implantée à proximité des grandes villes qui offrent des conditions propices à la production et à la commercialisation des espèces visées.

Article 6 : Des Engagements de Parties

A. *Les engagements communs des parties*

Les parties s'engagent à:

- Travailler en étroite collaboration pour éviter tout acte, action ou attitude susceptible de nuire à la réalisation des objectifs qu'ils assignent dans le but de produire, de traiter et de transformer le cannabis médical en produits pharmaceutiques, afin de faire de la RDC le leader africain dans la distribution et la commercialisation des médicaments y découlant ;

- Impliquer les forces socio-économiques de la RDC notamment des Universités, les Centres des Recherches Scientifiques et Biologiques, les Médecins spécialistes en pharmacie, les Fermiers et les Agronomes, de manière à tirer le meilleur profit de leur profession ;

- Créer une zone franche de cette activité sécurisée matériellement et humainement ;

B. Les *engagements de TMIG SARL*

- Financer toutes les actions prévues dans le cadre du présent projet, notamment l'importation des machines disponibles et tous les équipements et intrants nécessaires à la réalisation du Projet ;

- Prendre en charge ses experts internationaux et nationaux commis à la réalisation des actions nécessaires à l'accomplissement du Projet ;

- Payer à l'Etat Congolais tous les droits qui lui sont dus au titre de la fiscalité, pendant la période de test estimée à trois (3) ans;

- Procéder à l'exportation de la production transformée en première instance sous forme d'huile extraite de toute la production du cannabis réalisée au cours de la période de test de trois (3) ans comme produit semi-fini ;

- Mettre à la disposition de tous les clients institutionnels désireux de s'approvisionner de cette huile, toutes les informations sur les performances de la culture ainsi réalisée, par le biais de leurs agences de cotation ;

- Créer une zone franche délimitée sous la surveillance conjointe des Parties

avec un mandat clair de pris en charge par TMIG SARL ;

- Rapatrier une partie importante et nécessaire des produits pharmaceutiques générés par l'huile exportée pour les besoins commerciaux et sanitaires de la RDC pendant la période de test. Ce rapatriement bénéficiera des mêmes facilités à l'exportation d'huiles extraite en RDC et mise à la disposition de tout le marché national du pays ;
- Prendre en charge la descente sur terrain des experts du Ministère de l'Agriculture pour l'état de lieux des différentes concessions de terres sollicitées.

C. Des engagements du Ministère de l'Agriculture

- Mettre à la disposition de TMIG SARL une concession de 10.000 hectares (dix mille hectares) dans l'hinterland de la ville de Kinshasa aux conditions prévues par la loi dès signature de l'autorisation et du contrat de mise à la disposition des terres;
- S'approprier le projet et l'accompagner jusqu'à son aboutissement. A cet effet, il sera accordé à TMIG SARL et à la Société CFA SACOS les avantages prévus notamment : exonérations des équipements et intrants à usage agricoles.
- Aider à faciliter la sécurité, par la prise en charge financière et matérielle de TMIG SARL, de toute la zone franche du projet (de la concession d'exploitation culturale aux usines de traitement et de transformation) ;
- Assurer en toute loyauté, l'exploitation dudit Mémorandum d'Entente et ce, uniquement dans l'intérêt bien compris du projet à réaliser dans l'unique cadre du présent Mémorandum d'Entente ;
- Accompagner la Société CEFA SACOS dans la réalisation des objectifs qu'elle s'est assignée avec les communautés locales en matière agricole.

Article 7 : Du Financement du Projet

TMIG SARL s'engage à financer totalement le projet pour un coût total de 25.000.000 USD (vingt-cinq millions de dollars américains).

Article 8 : Du Chronogramme de mise en œuvre du projet

Dès la signature du présent Mémorandum d'entente, les parties s'engagent à exécuter le chronogramme comportant les différentes tâches nécessaires pour la réalisation du Projet, objet du présent

Article 9 : De la langue

Le présent Mémorandum d'Entente est rédigé en français et en anglais. En cas de conflit entre les deux langues, seule la version française prévaudra.

Article 10 : Dispositions finales

Le présent Mémorandum d'Entente est établi en deux exemplaires originaux signés par les deux Parties en lieu et date ci-dessous.

Pour la République Démocratique du Congo

Georges KAZADI KABONGO

Ministre de l'Agriculture

Pour la Société THE MAYE INTERNATIONAL Group Sarl

Monsieur SANDERS GRANT FERDINAND

Associé Majoritaire

<u>**Schedule "B"**</u>

DRC JV Agreement

s.e. du parc agro industriel de Bukanga-Lonzo

THE MAYE INTERNATIO NAL GROUP

CONTRAT DE JOINT – VENTURE ENTRE THE MAYE INTERNATIONAL GROUP SARL ET SOCIETE D'EXPLOITATION DU PARC AGRO – INDUSTRIEL DE BUKANGA – LONZO «SEPAGRI S.A.» POUR LA PRODUCTION ALIMENTAIRE ET AGRO-PHARAMACEUTIQUE EN REPUBLIQUE DEMOCRATIQUE DU CONGO

JANVIER 2019

ENTRE LES SOUSSIGNES

La **SOCIETE D'EXPLOITATION DU PARC AGRO–INDUSTRIEL DE BUKANGA–LONZO, « SEPAGRI S.A» en sigle,** une société de droit congolais enregistrée sous le RCCM n°CD/KIN/RCCM/15-B-7295 ; ID.NAT. : 01-000-N95039B, ayant son siège social au n° 72, avenue de la Gombe, Commune de la Gombe, Ville de Kinshasa en République Démocratique du Congo, **disposant statutairement le droit d'exclusivité de l'exploitation et de la gestion du Parc AGRO-**INDUSTRIEL de Bukanga Lonzo, représentée à ces fins par Monsieur **Odilon KAWALA MUHUNGU**, Mandataire ès qualité agissant en vertu des pouvoirs lui conféré par l'Arrêté Ministériel **n°006 /MINIPF/WMM/2017 du 04 AUG 2017**, portant désignation d'un Chargé de mission et de deux Chargés de mission Adjoints, ayant pour mandat la préservation du patrimoine de SEPAGRI SA et de formuler des propositions pour sa relance et sa rentabilisation.

Ci-après dénommée **« Partie A»,**

Et

La Société **THE MAYE INTERNATIONAL GROUP SARL, "TMIG SARL"** en sigle, société de droit congolais enregistrée sous le RCCM N° CD/KNG/RCCM/18-B-01367 ; ID NAT 01-000-N37020C C, qui a son siège social au n°4760, avenue de la Gombe, Commune de la Gombe, à Kinshasa, légalement représentée par **Monsieur GRANT SANDERS FERDINAND**, son Associé Majoritaire,

Ci-après dénommée **« Partie B»,**

La Partie A et la Partie B ci-après dénommées **« Les Parties »,** ayant en esprit non seulement les dispositions pertinentes du Décret du 31 juillet 1888, intitulé des contrats et des obligations conventionnelles mais aussi tant d'autres pouvant concourir à l'objet du présent contrat, affirment le **PREAMBULE** ci-dessous:

- Considérant que la République Démocratique du Congo se doit d'être une puissance agricole à l'horizon 2033, préalable à la croissance économique et fer de lance de la lutte contre la pauvreté. Et dans ce cadre, la vision du Gouvernement est d'assurer la redynamisation de la structure productive du monde rural axée sur le développement rationnel d'une production agro-industrielle moderne.
- Considérant que depuis 2008, l'Etat a levé l'option de la libéralisation de l'économie nationale qui passe inéluctablement par l'encouragement et la protection de l'initiative privée, la mise en commun des capitaux avec les

privés ou toute forme de partenariat public-privé mettant à contribution les particuliers dans le Capital et/ou la gestion des entreprises du Portefeuille ;

- Considérant que c'est cette option levée par le Gouvernement que SEPAGRI SA vise à atteindre en s'associant avec TMIG SARL pour gérer en commun les filières des produits vivriers de base et agro-pharmaceutiques notamment l'exploitation du cannabis, du ricin à des fins médicinales;

- Considérant les difficultés financières que rencontre, à ce jour, SEPAGRI S.A en terme de refinancement en vue de la relance d'activités ;

- Considérant l'objet social de TMIG SARL qui est essentiellement celui de développer des projets agricoles en République Démocratique du Congo,

- Considérant la lettre de motivation du 12 septembre 2018, faisant office des termes de références, adressée au Ministre de l'Agriculture par laquelle **TMIG SARL** sollicite l'exploitation du Parc Agro – Industriel ;

- Considérant la capacité de TMIG SARL de disposer des ressources financières, des Assurances des contrats à terme, de l'expertise pour le développement des projets agro-industriels, sous police d'assurance avec ses bailleurs notamment la MIGA ;

- Considérant la volonté exprimée dans le Mémorandum d'Entente conclu au mois d'octobre 2018 entre le Ministère de l'Agriculture et TMIG SARL relatif à la demande de terres;

- Tenant Compte des spécificités techniques, du savoir-faire, de la capacité de fournir et d'installer des équipements modernes de transformation, de transport et de commercialisation que possède TMIG SARL;

- Considérant les propositions de la vision exprimée par TMIG SARL dans sa lettre n°015/TMIG SARL/2018 du 09 décembre 2018 au terme de la visite satisfaisante sur le Parc Agro-industriel de Bukanga Lonzo, effectuée en date du 08 décembre 2018 par les partenaires nord-américains (Canada et Etats Unis) Associés de la société TMIG SARL ;

- Considérant les conclusions de la réunion de négociation tenue du 11 au 13 décembre 2018 entre le Ministère de l'Agriculture, la Direction Générale de **SEPAGRI SA** et la société **TMIG SARL** ;

Il a été convenu et arrêté de constituer la **JOINT-VENTURE** sans personnalité juridique dont les règles de gestion sont ci-dessous reprises.

CHAPITRE I. DE LA FORME –OBJET- DENOMINATION ET DU SIEGE DE LA JOINT-VENTURE

Article 1. DE LA FORME

Il est institué, entre les parties propriétaires des actions ci-après créées et de celles qui pourront l'être dans le futur, une Joint-Venture avec un Organe représentatif essentiellement régi par les dispositions pertinentes du Décret du 30 juillet 1888 intitulé des contrats et des obligations conventionnelles ainsi que par d'autres textes juridiques en vigueur en République Démocratique du Congo auxquels le présent contrat ne déroge pas.

L'Association de deux parties ne donne pas lieu à une fusion des sociétés, à une cession des parts ou actions de l'une d'elles, ni à faire de la Partie A, une filiale des sociétés du même groupe que la Partie B.

Pour le fonctionnement de la Joint-Venture, les Parties donnent mandat à l'organe de gestion de poser des actes en son nom.

Toutefois, les Parties peuvent, à tout moment de la vie sociale de la Joint-Venture, adopter une forme sociétaire conformément au droit OHADA.

Article 2. DE L'OBJET

En vertu du présent Contrat, les Parties au présent Joint-Venture sont liées dans les limites de leurs Apports dans le Capital social souscrit et repris ci-dessous en vue de l'exploitation optimale de la concession du Parc agro – industrielle de Bukanga - Lonzo dans un contrat de type gagnant-gagnant.

Article 3. DE L'OBJET SOCIAL

Les deux Parties acceptent par la présente de se livrer à la production agroalimentaire et agro-pharmaceutique sur l'ensemble de la concession de 75.000 hectares que dispose le Parc de Bukanga - Lonzo.

En plus des cultures de base notamment le manioc, le maïs, le haricot, les Parties conviennent d'exploiter certaines espèces des plantes répertoriées dans la liste existante au Ministère de l'Agriculture en République Démocratique du Congo.

Il s'agit notamment de :

1. Pour les espèces Alimentaires : l'ail (Allium Sativum), l'oignon (Allium Cepa), la Courge (Cucurbita Maxima), l'Avocatier (Persea Au ricana), le soja (Soya Bean), le Piment (Capsicum Frutescens) etc... ;
2. Pour les Espèces Médicinales sensibles et stratégiques : le quinquina (chinchona succirubra), le ricin (ricinus communis), le cannabis (cannabis sativa), le Gingembe (Zingiber Officinale), le Papaye (Carica Papaya), la Citronnelle (Cymbopogon Citratus).

Article 4. DE LA DENOMINATION

La dénomination de la **Joint-Venture** est : **TMIG/SEPAGRI**, en sigle. Dans tous les actes, factures, annonces, publications et autres documents émanant de cette Joint-Venture, sauf en ce qui concerne l'exploitation des plantes médicinales et agro-pharmaceutiques, cette dénomination doit toujours être reprise en l'en-tête y compris l'adresse sociale.

Article 5. DU SIEGE SOCIAL

Le Siège social provisoire de la Joint-Venture se trouve sur le site du Parc Agro – Industriel de Bukanga - Lonzo dans la Province de Kwango.

Il peut être transféré dans un autre endroit selon les modalités à fixer dans le Règlement d'Entreprise.
Toutefois, la Joint-Venture dispose d'un bureau de Représentation dans la Ville de Kinshasa dont l'adresse et les conditions de transfert sont déterminées dans le Règlement d'Entreprise.

CHAPITRE 2. DES ACTIONS - CAPITAL SOCIAL

Article 6. ACTIONS

Les Parties, soucieuses de matérialiser l'objet social qu'elles se sont assignées, ont apporté, la somme en Francs congolais de l'ordre de **70 000 000 CDF** (Soixante-dix millions de francs congolais) réparties en 140 actions d'un montant de **500 000 CDF** chacune, laquelle est intégralement libérée et déposée sur un compte spécial ouvert au nom de la Jointe - Venture dans une Banque de premier ordre.

Les Actions sont réparties de la manière suivante :

N°	Les Parties	Nombre d'Actions	Pourcentages d'Actions	Valeurs d'Actions souscrites (en CDF)
1	TMIG SARL	84	60	42 000 000
2	SEPAGRI SA	56	40	28 000 000
	Total	**140**	**100**	**70 0000 000**

Article 7 DE L'AUGMENTATION DU CAPITAL SOCIAL

Les modalités d'augmentation, de réduction et d'amortissement du capital social y compris la valorisation des Actions sont déterminées dans le Règlement d'Entreprise par les Commissaires aux apports. Cette valorisation infirme ou confirme la répartition des Actions telles que précisées dans le tableau de l'article 6. En cas d'infirmation, les ajustements des mises sont faits.

Article 8 DE L'EXPLOITATION EXCEPTIONNELLE DU CBD

Les parties conviennent exceptionnellement pour l'exploitation de la filière **CANNABIS (CBD),** d'apporter à proportion de 80 % d'actions pour **TMIG SARL** et 20 % pour **SEPAGRI SA.**

Les modalités d'exploitation notamment les mesures d'encadrement et la tenue de la comptabilité demeurent dissociées des Règlements d'Entreprise relatifs à d'autres cultures faisant parti de l'objet social. Toutefois, la comptabilité de la Joint-Venture reste distincte et indépendante de celle tenue conformément à l'alinéa précédent.

Article 9. QUOTE-PART

Les Parties s'obligent de libérer intégralement leur quote-part du Capital social endéans trois (3) mois minimum à dater de la signature du présent contrat.

CHAPITRE 3 : DE LA DEFINITION DE CONCEPTS

Article 10.

Les termes et expressions ci-dessous ont, lorsqu'ils commencent par une lettre majuscule, la signification qui leur est attribuée ci-après singulier ou pluriel, pour les besoins d'interprétation et de l'exécution du présent Contrat :

« Contrat de Joint – Venture » : est un contrat en vertu duquel les deux Parties, tout en gardant leurs personnalités civiles, acceptent de mettre en commun les

ressources, en vue d'une exploitation commune afin de se partager le bénéfice et supporter les éventuelles pertes.

« Plantes Médicinales » : ce sont des plantes dont les huiles et autres dérivés extraits de celles-là servent d'intrants à la production pharmaceutique.

« Espèces Alimentaires » : ce sont des plantes dont les produits et autres dérivées extraits de celles-là servent à la production alimentaire.

«Exploitation» : désigne l'exercice par les Parties des Activités présentes et à venir incluant toute la chaine de valeur sur chaque filière à développer.

«Durée» : signifie période de long terme de 25 ans renouvelable une seule fois par tacite reconduction dont le cours se situe dès l'entrée en vigueur.

«Annexe» : signifie tout document approuvé, signé et scellé par les deux parties.

«Périmètre contractuel » : désigne l'espace géographique sur lequel les Ouvrages mis en Joint-Venture se trouvent et sur lequel les Parties exercent les Activités agricoles. Le Périmètre est décrit à l'article 11 et délimité en Annexe A.

«CBD (cannabidiol)» : est une huile extraite de la plante Cannabis Sativa après dissociation d'avec THC (Tetra Hydro Cannabinol) et servant d'intrant dans la fabrication des produits pharmaceutiques pouvant soigner les maladies telles que le paludisme (malaria), l'épilepsie, le cancer etc.

Article 11. PERIMETRE GEOGRAPHIQUE DE LA JOINT – VENTURE

Le Périmètre contractuel mis en Joint - Venture comprend :

- A l'Est : la rivière Lonzo ;
- A l'Ouest : la rivière Kwango ;
- Au Nord : le croisement rivière Lonzo et Kwango ;
- Au Sud : à 15km de la Route nationale (RN 1).

Article 12. DOCUMENTS CONSTITUTIFS DU CONTRAT

Les documents constitutifs de Contrat par ordre de priorité sont :

- Le présent Contrat, ses annexes et avenants ;
- Le Mémorandum d'Entente conclu au mois d'octobre 2018 entre le Ministère de l'Agriculture et la société THE MAYE INTERNATIONAL GROUP SARL.

Article 13. DUREE DU CONTRAT

Le contrat est conclu pour une période long terme de 25 ans renouvelable une seule fois par tacite reconduction dont le cours se situe dès l'entrée en vigueur.

CHAPITRE 4 : OBLIGATIONS ET DROIT DES PARTIES

Article 14. OBLIGATIONS COMMUNES

Les Parties s'engagent respectivement chacune en ce qui le concerne à :

1) Remplir en bon Père de famille les obligations qui découlent du présent Joint-Venture ;
2) Garantir la confidentialité des informations en rapport avec les profits et pertes issues de l'exploitation, sauf en cas d'une exigence légale;
3) Assurer la logistique, la distribution, le marketing, la vente régionale et internationale des produits agricoles issues de l'exploitation agricole du parc ;
4) Booster, développer, construire et assurer la maintenance du site du projet ;
5) Définir le cadre de concertation et des procédures des rapatriements des fonds issues des produits exportés afin d'en constater la traçabilité.

Article 15. OBLIGATIONS ET DROIT DE LA PARTIE A

1) Mettre à la disposition du Joint- Venture toute la concession de Bukanga - Lonzo (75.000 hectares) pour l'exploitation des activités constituant l'objet social ;
2) Mettre à la disposition du Joint-Venture et en exclusivité tous les équipements fixes et mobiles nécessaires à l'exploitation se trouvant sur le site du parc de Bukanga – Lonzo après leur valorisation;
3) Assurer au Joint-Venture tous les services nécessaires, après leur valorisation par les Commissaires aux Apports, au fonctionnement des activités sur le site notamment la fourniture en eau, en électricité, l'assainissement et la communication ;
4) Fournir à la Partie B les documents relatifs aux caractéristiques techniques des infrastructures et l'état des Ouvrages mis en Joint-venture ;
5) Obtenir toutes les facilités et autorisations nécessaires auprès des services compétents de l'Etat congolais notamment en ce qui concerne les exemptions fiscales, taxes foncières, taxes douanières et les transactions relatives aux importations des fonds provenant des bailleurs de la Partie B et destinés exclusivement aux activités du projet;

6) Assurer la sécurité et le gardiennage du site par une police dont le financement est pris en charge par la Joint - Venture ;
7) Faciliter l'intégration, l'encadrement et la cohabitation avec des organisations paysannes;
8) Rester propriétaire de tous les équipements et infrastructures immobilisés sur le site au terme de la Joint-Venture.

Article 16. OBLIGATIONS ET DROIT DE LA PARTIE B

1) Accepter la mise à sa disposition d'une concession de 10.000 ha pour y développer la culture du cannabis destinée à la production de l'huile CBD;
2) Assurer le management et la mise en œuvre du projet pendant toute la durée du Joint-Venture ;
3) Assurer le financement complet de toutes les opérations relatives à la culture des plantes des espèces alimentaires et agro-pharmaceutiques tenant compte des résultats des études de pré-factibilité et factibilité ;
4) Assurer et compléter toutes les études de faisabilité (pédologiques, climatiques, impact environnemental) en constituant un portefeuille ou gamme des projets présentés selon un plan d'affaires (Business Plan) conçu pour chaque filière ;
5) Dans le respect de la législation en vigueur, souscrire les polices d'assurances couvrant : les dommages aux ouvrages mis en Joint-Venture et les dommages causés aux tiers résultant de l'exercice des activités mises en Joint-Venture.
6) Accepter, dès la signature de la présente, de prendre en charge quatre (4) Experts du Ministère de l'Agriculture et de SEPAGRI SA devant se rendre au Canada afin de s'assurer de la réalité et de l'effectivité des activités qu'elle veut déployer en RD Congo.

Article 17 : NORMES DE PRODUCTION

Pour atteindre l'objet social, les Parties consentent également de soumettre tout le processus de production au respect des Normes ISO sur toute la chaine de production, partant des travaux d'aménagement en passant par la culture, la récolte, la transformation, la conservation, le transport, la commercialisation et le refinancement.

Article 18 : PLANIFICATION DES ACTIVITES

Dès la signature du présent Contrat, les Parties s'engagent à exécuter le chronogramme comportant les différentes tâches nécessaires pour la réalisation du Projet.
Dans le but de répondre aux demandes pressantes en produits alimentaires, les Parties s'engagent de commencer les activités en première phase par la spéculation relative à la production des cultures vivrières de base. Pour ce faire, le système cultural mécanisé moderne à haut rendement est retenu comme technique de production.

CHAPITRE 5 : ADMINISTRATION DU JOINT – VENTURE

Article 19 : DES ORGANES DU JOINT-VENTURE

Le Joint – Venture est administré par deux organes dont : le Conseil d'Administration et la Direction Générale.

Article 20 : DU CONSEIL D'ADMINISTRATION

Le Conseil d'Administration est un organe d'orientation, de décision générale et du contrôle de la Joint-Venture.
Il est constitué des dix (10) Membres désignés par chacune des Parties au prorata des Actions.
Les Membres du Conseil d'Administration sont nommés par chacune des Parties pour un mandat de quatre (4) ans renouvelable une seule fois.
Le Conseil d'Administration, régulièrement constitué, représente l'universalité des parties au Joint – Venture.
Il est dirigé par un Président nommé par la Partie A parmi ses membres. En cas d'empêchement de celui-ci par le Vice-Président ou le doyen en âge parmi ses Membres.

Article 21: NATURE DES SESSIONS DU CONSEIL D'ADMINISTRATION – POUVOIRS

Le Conseil d'Administration se réunit en session Ordinaire et Extraordinaire sur initiative soit de son Président, soit de la majorité absolue de ses membres, soit à l'initiative du Directeur Général.
Quand il se réunit en session Ordinaire, le Conseil d'Administration est compétent pour statuer sur toutes les questions concernant la Joint-Venture autres que celles qui relèvent des attributions des sessions extraordinaires et de la Direction Générale. Il décide notamment sur les matières ci-après :

- Validation du budget et du barème salarial des agents de la Joint-Venture proposés par la Direction Générale ;
- Transfert du siège ;
- Adoption de la forme sociétaire ;
- Recrutement des cadres de Direction;
- Prise des participations ;
- Validation des états financiers en fin d'exercice.

Lorsqu'il se réunit en session extraordinaire, le Conseil d'Administration est compétent pour statuer sur toutes les matières qui ne ressortent pas des attributions de la session ordinaire et de la Direction Générale.

Le Règlement d'Entreprise fixe les modalités pratiques de l'organisation, du fonctionnement et des attributions autres que celles reprises ci-dessus concernant les sessions ordinaire et extraordinaire.

Article 22. MODE DE CONVOCATION - DELAIS - LIEU DE REUNION.

Le Conseil d'Administration est convoqué par son Président au moyen d'un avis de convocation par lettre au porteur contre accusée de réception ou par lettre recommandée avec demande d'avis de réception.
Il est convoqué dans les mêmes conditions dans les 48 heures de la réception de la lettre d'initiative de convocation adressée à son Président par les personnes citées à l'article 21 alinéa 1.

L'avis de convocation doit indiquer la dénomination du Joint – Venture, l'adresse du siège social, le jour, heure et lieu de la session, son ordre du jour, ainsi que sa nature ordinaire, extraordinaire.
Il doit parvenir ou être porté à la connaissance des membres quinze (15) jours au moins avant la date de la session sur première convocation et, le cas échéant, six (6) jours au moins pour les convocations suivantes.

Les sessions sont tenues au siège de la Joint-Venture ou en tout autre lieu en RDC, suivant la décision prise à ce sujet par le Président.
Le Règlement d'Entreprise fixe toute autre modalité non reprise ci-dessus.

Article 23. ORDRE DU JOUR

L'ordre du jour est proposé au Président par l'auteur de l'initiative. Il peut être modifié après concertation entre l'initiateur et le Président si ce dernier a relevé quelques observations.
Les questions non expressément traitées à l'alinéa précédent sont définies dans le Règlement d'Entreprise.

Article 24 : TENUE DES SESSIONS ET DELIBERATIONS

Lors de la tenue de chaque session, le Président des céans désigne un Secrétaire, qui peut être pris en dehors des Membres du Conseil. Celui-ci tient une feuille de présence contenant les noms et domiciles des Membres. Cette feuille, dûment émargée par les Membres au moment de l'entrée en séance, est certifiée sincère et véritable par le Secrétaires sous leur responsabilité et déposée au siège social.

Les délibérations de toute Assemblée sont constatées dans les procès-verbaux, établis sur un registre spécial tenu au siège social, coté et paraphé, ou sur des feuilles mobiles numérotées sans discontinuité, paraphées dans les mêmes conditions que celles du registre et revêtues du sceau de l'autorité qui les a paraphées. Les procès-verbaux sont signés par le Président et le secrétaire de la session.

Les copies ou extraits des procès-verbaux sont valablement certifiés, soit par le Président de la réunion ou par le Directeur Général.

Article 25: REUNION - QUORUM

Dans toutes les sessions, seuls les Membres du Conseil d'Administration ont voix délibérative. En cas d'égalité des voix lors de la délibération, celle du Président est prépondérante.

Le Président du Conseil d'Administration peut inviter ou convoquer toutes personnes étrangères ou non dont les éclaircissements sont jugés importants pour la bonne marche de la Joint-Venture.

La session Ordinaire se réunit au moins trois (3) fois par an, dans les quatre (4) mois de la session précédente.

La session Ordinaire ne délibère valablement sur première convocation qu'à la majorité absolue de ses Membres.

Si une première session ne réunit pas ce nombre, il en est convoqué une deuxième, et celle-ci ne délibère valablement qu'à la majorité absolue des Membres présents et votants. Cette deuxième session doit se tenir quinze (15) jours d'intervalle au moins de la première.

Article 26: DE LA DIRECTION GENERALE

La Direction Générale est l'organe de la gestion courante de la Joint-Venture. A cet effet, elle assure l'exécution des décisions du Conseil d'Administration. Elle élabore le budget et détermine le barème salarial des cadres de Direction qu'il soumet au Conseil d'Administration pour validation.

Sans préjudice des attributions dévolues au Conseil d'Administration, la Direction Générale dispose de tous les pouvoirs nécessaires en vue de la bonne marche de la Joint-Venture.

Elle est composée d'un Directeur Général assisté par des Directeurs selon les besoins de fonctionnement et de production de la Joint-Venture.

Le Directeur Général représente la Joint-Venture vis-à-vis des tiers et de la Justice en vertu du mandat général lui confié par les Parties dans le présent Contrat.

Le Directeur Général est nommé par la Partie B. Il est relevé de ses fonctions pour faute lourde constatée dans sa gestion et coulée dans un procès-verbal par le Conseil d'Administration qui le notifie aux deux Parties. Dès réception de cette notification, la Partie B est tenue de le relever de ses fonctions endéans un délai de dix (10) jours.

Les Directeurs sont nommés par le Président du Conseil d'Administration suivant les listes lui présentées par les Parties au prorata de leurs mises. Ils sont relevés de leurs fonctions par la même autorité en cas de fautes lourdes constatées dans leur gestion par le Directeur Général qui en fait rapport au Conseil d'Administration.. Une fois saisi, le Conseil d'Administration délibère sur la gravité de la faute et accorde ou non le quitus au Président du Conseil d'Administration en vue de les ou le révoquer.

Les modalités de l'organisation, de fonctionnement et les attributions spécifiques des Membres de la Direction Générale sont fixées dans le Règlement d'Entreprise.

CHAPITRE 6: COMMISSAIRES AUX COMPTES

Article 27

Il est désigné de commun accord, un Commissaire aux comptes Titulaire et un Commissaire suppléant pour exercer la mission de contrôle, de certification et d'informations.
Toutefois, le Conseil d'Administration peut décider de confier cette tâche à un Cabinet privé agréé.

Article 28 : EXERCICE SOCIAL - ETATS FINANCIERS - BENEFICES

L'exercice social commence le 1er janvier et se termine le 31 décembre de chaque année.

Article 29 : ETATS FINANCIERS ANNUELS DE SYNTHESE

A la clôture de chaque exercice, le Directeur Général établit et arrête les états financiers de synthèse à savoir le bilan, le compte de résultat et le tableau financier des ressources et emplois, auxquels sont annexés un état des cautionnements, avals et garanties donnés par la Joint - Venture, ainsi qu'un état des sûretés réelles consenties.

Le Directeur Général établi un rapport de gestion dans lequel il expose la situation de la Joint-Venture durant l'éxercice écoulé et son évolution prévisible.

Les Etats Financiers Annuels de synthèse et le Rapport de gestion sont adressés aux Commissaires aux Comptes quarante-cinq (45) jours au moins avant la date de la session Ordinaire statuant sur *les comptes annuels.*

Article 30: AFFECTATION DES RESULTATS

La session Ordinaire du Conseil d'Administration décide de l'affectation des résultats dans le respect des dispositions.
Après approbation des comptes présentés dans les états financiers annuels de synthèse, les produits de Joint-Venture constatés par l'inventaire annuel, déduction faite des frais généraux, des charges sociales, ainsi que de tous amortissements de l'actif social et de toutes provisions pour risques commerciaux, industriels et autres, constituera le bénéfice net de l'exercice.

CHAPITRE 7: REGLEMENTS DES DIFFERENDS - RESILIATION ET INDEMNISATION

Article 31: REGLEMENT DES DIFFERENDS

Tout différend pouvant résulter de l'interprétation et de l'application du présent Contrat ou de ses avenants sera prioritairement réglé à l'amiable.
A défaut d'un règlement à l'amiable, les Parties ont accepté de se soumettre aux juridictions de droit congolais.

Articles 32 : RESILIATION DE LA JOINT-VENTURE ET INDEMNISTATION

32.1. Résiliation de commun accord

Les Parties peuvent convenir d'une résiliation du Joint-Venture après un préavis de six (6) mois par l'une ou l'autre Partie.

32.2. Résiliation pour faute de la Partie B

Les Parties conviennent qu'à l'exception des évènements de Force Majeure, le présent Contrat peut être résilié par la Partie A aux torts et griefs de la Partie B en cas de non-exécution par ce dernier de l'une quelconque des obligations mises à charge par le présent Contrat.

Auparavant, la Partie A devra enjoindre la Partie B par notification écrite, afin d'y remédier dans un délai qui, commençant à courir le jour de la réception de la notification, ne pourra être, sauf circonstances exceptionnelles, inférieures à (60) soixante jours.
Si à l'expiration du délai qui lui est imparti, la Partie B n'a pas satisfait aux obligations pour lesquelles elle a été défaillante ou n'a pas exécuté de façon satisfaisante pour la Partie A, celle-ci pourra demander la résiliation du contrat. La résiliation n'est constitutive d'aucune faute de la part de la Partie A et s'effectuera sans préjudice des droits de la Partie B.

32.3. Résiliation pour faute de la Partie A

Les Parties conviennent qu'à l'exception des évènements de force majeure, le présent Contrat peut être résilié par la Partie B aux torts et griefs de la Partie A en cas de non-exécution par celle-ci de l'une quelconque des obligations mises à charge par le présent Contrat.

Auparavant, la Partie B devra enjoindre la Partie A par notification écrite, afin d'y remédier dans un délai qui, commençant à courir le jour de la réception de la notification, ne pourra être, sauf circonstances exceptionnelles, inférieur à (60) soixante jours.

Si à l'expiration du délai qui lui est imparti, la Partie A n'a pas satisfait aux obligations pour lesquelles elle a été défaillante ou n'a pas exécuté de façon satisfaisante pour la Partie B, celle-ci pourra demander la résiliation du contrat. La résiliation n'est constitutive d'aucune faute de la part de la Partie B et s'effectuera sans préjudice des droits de la Partie A.

32.4. Résiliation pour survenance d'un évènement de Force Majeure

Un évènement de force majeure vise tout évènement, circonstance, concours d'évènements ou de circonstances, extérieurs à la Partie qui l'invoque, qui ne pouvait être raisonnablement prévu avant sa survenance et dont les effets ne peuvent être raisonnablement surmontés par ladite Partie. Ces évènements et circonstances sont notamment:

- Tremblement de terre, inondation, tempête, cyclone, typhon, tornade ou foudre et autres évènements naturels ;
- Incendie, explosion ou contamination chimique,
- Epidémie ou fléau ;

- Acte de guerre (déclarée ou non), invasion, conflit armé ou acte d'un ennemi étranger, blocus, embargo, révolution, émeute, insurrection, mouvement populaire, soulèvement ou acte de terrorisme ;
- Grève, actes de revendication ou autres troubles syndicaux, à l'exclusion de ceux de tels évènements qui sont motivés au sein du personnel de la Joint-Venture par la volonté d'influencer celle-ci afin de préserver ou d'améliorer les conditions de travail.

Les Parties conviennent qu'en cas de survenance d'un évènement de Force Majeure rendant impossible tout ou partie de l'exécution de ses obligations par l'une des Parties, les stipulations ci-après s'appliquent :

- La Partie invoquant l'existence d'un évènement de Force Majeure devra notifier à l'autre Partie la survenance d'un tel cas dans un délai de 24 heures à compter du moment où la partie affectée en aura pris connaissance ;
- Dès la cessation de l'évènement de Force Majeure, la Partie concernée devra notifier cette cessation à l'autre Partie ;
- La Partie qui se prévaut d'un évènement de Force Majeure sera exonérée pour le non accomplissement ou l'accomplissement partiel de ses obligations, dans la mesure où cette exécution sera effectivement empêchée par l'évènement de Force Majeure et devra exécuter les autres obligations non directement affectées.
- Les deux Parties se prêteront toute assistance nécessaire et prendront, en concertation, toutes mesures raisonnables afin de limiter les conséquences de l'évènement de Force Majeure.

CHAPITRE 8 : DISPOSITIONS PARTICULIERES

Article 33. DROIT APPLICABLE

Le présent Contrat est soumis essentiellement au Droit Congolais en matière des contrats et des sociétés dans la mesure où il ne déroge pas à ces textes.

Article 34. LANGUES DU CONTRAT

Le présent Contrat est rédigé en langue française et est traduit en version anglaise. En cas de contradiction ou mauvaise interprétation, la version française prévaut.

Article 35. COOPERATION DE BONNE FOI

Les Parties s'engagent, chacune pour ce qui le concerne et pendant toute la durée De la Joint-Venture, à agir entre elles de bonne foi, raisonnablement et à s'apporter mutuellement toute la coopération nécessaire à l'exécution du présent contrat.

Article 36. MODIFICATIONS – AVENANTS – DIVISIBILITE

Dans l'hypothèse où l'une des Parties souhaiterait proposer une modification, l'autre Partie l'examinera avec soin. Les Parties coopéreront de bonne foi pour tenter de trouver une solution mutuellement acceptable et toute modification du Contrat fera l'objet d'un Avenant joint au présent Contrat.

Tout Avenant au présent Contrat n'entrera en vigueur qu'après sa signature par l'ensemble des Parties. Le fait qu'une clause quelconque du Contrat devienne nulle, inopposable, caduque, illégale ou inapplicable ne remet pas en cause la validité, la légalité, l'applicabilité des autres stipulations du Contrat, et n'exonéra pas les Parties de l'exécution de toutes les autres clauses.

Toutefois, pour la mise en application de ce contrat, un Règlement d'Entreprise, discuté de commun accord, fixe-toutes les modalités et règle les questions non expressément traitées.

Article 37. DISPOSITIONS FINALES ET ENTREE EN VIGUEUR

Le présent Contrat entre en vigueur dès sa signature.

Le présent Contrat est établi en deux (2) exemplaires originaux, chacune des Parties reconnaissant avoir reçu le sien.

Fait à Kinshasa, le 15 JAN 2019

Pour SEPAGRI/BUKANGA-LONZO	Pour la Société THE MAYE INTERNATIONAL GROUP SARL (TMIG SARL)
Odilon KAWALA MUHUNGU	**SANDERS GRANT Ferdinand**
Mandataire	*Associé Majoritaire*

ANNEXE A : PERIMETRE DU PARC AGRO-INDUTRIEL DE BUKANGA LONZO MIS EN JOINT-VENTURE


PARC AGRO-INDUSTRIEL DE BUKANGA LONZO
BANDUNDU PROVINCE, DRC
SCHEMA DIRECTEUR D'AMENAGEMENT (ZONING)
LEGENDE
conception et réalisation :
Romain MBULUKU NSAYA
Architecte-urbaniste
Keita MANGALA TABARO
Urbaniste
MAI 2016